EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800
ROWAN REPORTS THIRD QUARTER 2008 OPERATING RESULTS

FOR IMMEDIATE RELEASE                                                                                                                                            November 4, 2008

HOUSTON, TEXAS – For the three months ended September 30, 2008, Rowan Companies, Inc. (RDC – NYSE) generated net income of $114.1 million or $1.00 per share, compared to $130.8 million or $1.16 per share in the third quarter of 2007 and $120.6 million or $1.06 per share in the second quarter of 2008.  Revenues were $527.1 million in the third quarter of 2008, compared to $502.2 million in the third quarter of 2007 and $587.1 million in the second quarter of 2008.

The third quarter 2008 results included $21.4 million, or $0.12 per share, of gains on asset sales, compared to $1.1 million, or less than $0.01 per share, in the third quarter of 2007 and $1.5 million, or $0.01 per share, in the second quarter of 2008.

Rowan’s offshore rig utilization was 95% during the third quarter of 2008, compared to 96% in the second quarter of 2008 and 99% in the prior-year quarter, with much of the downtime in 2008 associated with rig relocations or modifications.  The Company’s average offshore day rate was $161,100 during the third quarter of 2008, down by $500 or less than 1% from the second quarter of 2008 and up by $2,900 or 2% over the third quarter of 2007.  Rowan’s land rig utilization was 97% during the third quarter of 2008, unchanged from the second quarter of 2008 and up from 96% in the prior-year quarter.  The Company’s average land rig day rate was $20,900 during the third quarter of 2008, down by $1,700 or 8% from the second quarter of 2008 and by $2,400 or 10% from the third quarter of 2007.

Rowan’s drilling operations generated revenues of $357.1 million during the third quarter of 2008, down by 3% from both the second quarter of 2008 and the prior-year quarter.  The Company’s income from drilling operations was $166.9 million or 47% of revenues during the third quarter of 2008, up by 6% over the second quarter of 2008, but down by 9% from the third quarter of 2007.

Rowan’s manufacturing operations generated external revenues of $170.0 million during the third quarter of 2008, down by 23% from the second quarter of 2008, but up by 27% over the prior-year quarter.  The Company’s income from manufacturing operations was $5.3 million during the third quarter of 2008, down by 78% from the second quarter of 2008 and by 64% from the third quarter of 2007.

Danny McNease, Chairman and Chief Executive Officer, commented, “As previously reported, our third quarter financial performance was impacted by Hurricane Ike, which caused the loss of our oldest offshore drilling rig, the Rowan-Anchorage, and significantly disrupted our Houston manufacturing operations.

“The recent capital markets and commodity price weakness have adversely affected opportunities for monetizing our investment in LTI for what we believe to be adequate value for Rowan stockholders.  Therefore, at this time, we are not pursuing any further negotiations with potential partners.  However, we will continue to review all strategic options, including a spin-off of LTI to our stockholders.  We do not anticipate that a transaction, if any, will be completed until capital market conditions improve significantly.

“Continuing weakness in capital markets and commodity prices will, eventually, affect customer demand for our products and services, though we have experienced little impact thus far.  To the contrary, we have over the past two months added significantly to our backlog of business, including almost $300 million of term drilling contracts for our two newbuild jack-ups to be delivered later this month.  We see continuing firm demand in both domestic and foreign markets for the right type of equipment having a proven drilling organization behind it.

“Thus, we remain optimistic for the prospects of our seven other jack-ups currently under construction or on order, though we are reviewing the scheduled timing of our third and fourth 240-C class jack-up rigs, currently planned for delivery in 2010 and 2011, for opportunities to preserve near-term liquidity.  Of course, it’s our continuing ownership of LTI that gives us the flexibility to alter these construction schedules, if that becomes necessary."

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  Contact: Suzanne M. McLeod, Director of Investor Relations, 713-960-7517.  Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	SEPTEMBER 30
	2008	2007
ASSETS

Cash and cash equivalents	$152.7	$341.3
Accounts receivable	421.4	414.1
Inventories	600.5	481.7
Other current assets	91.7	91.0
Total current assets	1,266.3	1,328.1
Restricted cash	-	50.0
Property, plant and equipment - net	2,987.5	2,375.3
Other assets	33.1	41.6
TOTAL	$4,286.9	$3,795.0

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	187.6	119.9
Other current liabilities	304.3	349.2
Total current liabilities	556.8	534.0
Long-term debt	369.3	434.2
Other liabilities	668.6	622.8
Stockholders' equity	2,692.2	2,204.0
TOTAL	$4,286.9	$3,795.0

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2008	2007	2008	2007

REVENUES	$527.1	$502.2	$1,599.7	$1,471.5

COSTS AND EXPENSES:
Operations	312.5	252.9	937.9	832.2
Depreciation and amortization	36.2	29.8	102.8	86.3
Selling, general and administrative	27.6	22.5	85.7	67.8
Gain on sale of property and equipment	(21.4)	(1.1)	(28.3)	(39.8)
Total	354.9	304.1	1,098.1	946.5
INCOME FROM OPERATIONS	172.2	198.1	501.6	525.0
Net interest and other income	(0.9)	1.7	4.0	3.4
INCOME BEFORE INCOME TAXES	171.3	199.8	505.6	528.4
Provision for income taxes	57.2	69.0	172.3	183.1
NET INCOME	$114.1	$130.8	$333.3	$345.3

NET INCOME PER DILUTED SHARE	$1.00	$1.16	$2.94	$3.08

AVERAGE DILUTED SHARES	113.8	112.6	113.5	112.1

NOTE: See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	NINE MONTHS
	ENDED SEPTEMBER 30
	2008	2007
CASH PROVIDED BY (USED IN):
Operations:
Net income	$333.3	$345.3
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	102.8	86.3
Deferred income taxes	38.0	30.1
Gain on sale of assets	(28.3)	(39.8)
Other - net	9.0	17.6
Net changes in current assets and liabilities	(17.7)	(133.6)
Net changes in other noncurrent assets and liabilities	(3.5)	15.9
Net cash provided by operations	433.6	321.8

Investing activities:
Property, plant and equipment additions	(618.5)	(318.7)
Proceeds from disposals of property, plant and equipment	53.4	44.9
Decrease in Restricted cash balance	50.0	106.1
Net cash provided by (used in) investing activities	(515.1)	(167.7)

Financing activities:
Proceeds from borrowings	80.0	-
Repayments of borrowings	(131.2)	(51.2)
Payment of cash dividends	(33.7)	(33.2)
Proceeds from equity compensation plans and other	34.6	13.6
Net cash used in financing activities	(50.3)	(70.8)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(131.8)	83.3
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	284.5	258.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$152.7	$341.3

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	September 30, 2008				June 30, 2008				September 30, 2007
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$ 357.1		$ 357.1	100	$ 367.4		$ 367.4	100	$ 368.8	100
Operating costs (excluding items shown below)	(164.3)	$ 1.0	(163.3)	(46)	(164.6)	$ 1.3	(163.3)	(44)	(145.4)	(39)
Depreciation and amortization expense	(32.2)		(32.2)	(9)	(29.7)		(29.7)	(8)	(25.3)	(7)
Selling, general and administrative expenses (c)	(16.2)		(16.2)	(5)	(17.9)		(17.9)	(5)	(15.8)	(4)
Gain on sale of property and equipment	21.5		21.5	6	1.5		1.5	0	1.2	0
Income from operations	$ 165.9	$ 1.0	$ 166.9	47	$ 156.7	$ 1.3	$ 158.0	43	$ 183.5	50
EBITDA (d)	$ 176.6	$ 1.0	$ 177.6	50	$ 184.9	$ 1.3	$ 186.2	51	$ 207.6	56

OFFSHORE RIG DAYS:
Operating			1,817				1,840		1,907
Available			1,915				1,911		1,932
Utilization			95%				96%		99%

LAND RIG DAYS:
Operating			2,620				2,604		2,391
Available			2,710				2,672		2,484
Utilization			97%				97%		96%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$ 131.4				$ 126.6		$ 132.1
Middle East rigs			159.2				153.5		151.8
North Sea rigs			238.3				225.1		238.4
All offshore rigs			161.1				161.6		158.2
Land rigs			20.9				22.6		23.3

(a) Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	September 30, 2008					June 30, 2008					September 30, 2007
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$ 248.4	100	$ (78.4)	$ 170.0	100	$ 320.4	100	$ (100.7)	$ 219.7	100	$ 133.4	100
Operating costs (excluding items shown below)	(212.8)	(86)	63.6	(149.2)	(88)	(258.4)	(81)	79.0	(179.4)	(82)	(107.5)	(81)
Depreciation and amortization expense	(4.0)	(2)		(4.0)	(2)	(3.8)	(1)		(3.8)	(2)	(4.5)	(3)
Selling, general and administrative expenses (c)	(11.4)	(5)		(11.4)	(7)	(12.8)	(4)		(12.8)	(6)	(6.7)	(5)
Gain (loss) on sale of property and equipment	(0.1)	(0)		(0.1)	(0)	-	-		-	-	(0.1)	(0)
Income from operations	$ 20.1	8	$ (14.8)	$ 5.3	3	$ 45.4	14	$ (21.7)	$ 23.7	11	$ 14.6	11
EBITDA (d)	$ 24.2	10	$ (14.8)	$ 9.4	6	$ 49.2	15	$ (21.7)	$ 27.5	13	$ 19.2	14

REVENUES:
Drilling Products and Systems	$ 189.3	76	$ (78.4)	$ 110.9	65	$ 258.9	81	$ (100.7)	$ 158.2	72	$ 83.7	63
Mining, Forestry and Steel Products	59.1	24	-	59.1	35	61.5	19	-	61.5	28	49.7	37
Total	$ 248.4	100	$ (78.4)	$ 170.0	100	$ 320.4	100	$ (100.7)	$ 219.7	100	$ 133.4	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$1,409.3		$(846.8)	$ 562.5		$1,159.8		$ (877.8)	$ 282.0		$ 342.6
Mining, Forestry and Steel Products	131.5		-	131.5		75.4		-	75.4		62.3
Total	$1,540.8		$(846.8)	$ 694.0		$1,235.2		$ (877.8)	$ 357.4		$ 404.9

(a) Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b) Amounts exclude effects of intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.